SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)             February 28, 2001
                                                        ------------------------


                                XENOMETRIX, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


        Delaware                        1-14004               04-3166089
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(State or Other Jurisdiction   (Commission File Number)    (I.R.S. Employer
    of Incorporation)                                      Identification No.)


      2425 N. 55th Street, Boulder, Colorado                          80301
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    (Address of Principal Executive Offices)                         (Zip Code)



                                 (303) 447-1773
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              (Registrant's Telephone Number, Including Area Code)



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          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.   OTHER EVENTS.

Proposed Acquisition by Discovery Partners International Inc.
-------------------------------------------------------------

         On February 28, 2001 Xenometrix, Inc. (the "Company") announced that it had entered into a definitive agreement (the "Agreement") with Discovery Partners International Inc. ("DPII") pursuant to which the Company would be acquired by DPII for an aggregate consideration of $2,500,000 in cash or approximately $0.59 per fully diluted shares of the Company's common stock. The agreement is subject to approval by the Company's stockholders and certain closing conditions. Among those conditions are (i) that $250,000 of the cash purchase price will be held in escrow for one year following closing to secure certain representations and warranties made by the Company pursuant to the Agreement; and (ii) there shall have been no material adverse events, changes or effects with respect to the Company. The Company has set May 2, 2001 for a special meeting of shareholders to act on the agreement. The record date for the meeting is March 7, 2001.

         A copy of the press release is attached hereto as Exhibit 10.1.

ITEM 7.   EXHIBITS

         Exhibit 10.1      Press Release



                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


                                      XENOMETRIX, INC.



Date:  March 2, 2001                  By:  /s/ Pauline Gee
                                        ----------------------
                                        Pauline Gee
                                        President and CEO